 Exhibit 10.6

August 6 , 2015

Dr. Dragan Cicic
393 17th Street, Apt 1A

Brooklyn, NY 11215

Dear Dr. Cicic:

This letter hereby amends your employment agreement, dated January 2, 2006, with Actinium Pharmaceuticals, Inc. (the “Employment Agreement”). Pursuant to this amendment your title will be Chief Medical Officer. All other provisions in the Employment Agreement, as amended, shall remain the same.

To indicate your acceptance of this agreement, please sign and date this letter in the space provided below and return it to me.

Very truly yours,		ACCEPTED AND AGREED:

ACTINIUM		DRAGAN CICIC
PHARMACEUTICALS, INC.

By:	/s/ Kaushik J. Dave	/s/Dragan Cicic
Kaushik J. Dave
Chief Executive Officer

Date: August 6, 2015		Date: August 6, 2015